Exhibit 10.11
EXHIBIT N
INDUSTRIAL REAL PROPERTY LEASE

Landlord:	National Warehouse Investment Company

Tenant:	Victor Equipment Company, a Delaware corporation
Dated as of June 6, 1988
Property located at
Airport Drive
Denton, Texas

TABLE OF CONTENTS

Page
Parties	1

ARTICLE I
DEFINITIONS

Paragraph 1.1 Defined Terms	1
Paragraph 1.2 Additional Definitions	3

ARTICLE II
DEMISE AND ACCEPTANCE

Paragraph 2.1 Demise of Premises	3
Paragraph 2.2 Term	3
Paragraph 2.3 Acceptance of Premises	4

ARTICLE III
RENT

Paragraph 3.1 Base Monthly Rent	4
Paragraph 3.2 Additional Rent	4
Paragraph 3.3 Payment of Rent	4
Paragraph 3.4 Triple Net Lease	4

ARTICLE IV
USE OF LEASED PREMISES

Paragraph 4.1 Limitation on Type	5
Paragraph 4.2 Compliance With Laws and Private Restrictions	5
Paragraph 4.3 Insurance Requirements	6

ARTICLE V
TRADE FIXTURES AND LEASEHOLD IMPROVEMENTS

Paragraph 5.1 Leasehold Improvements	6
Paragraph 5.2 Alterations Required by Law	7
Paragraph 5.3 Landlord’s Improvements	8
Paragraph 5.4 Liens	8

ARTICLE VI
REPAIR, MAINTENANCE AND SECURITY

Paragraph 6.1 Tenant’s Obligation To Maintain	8
Paragraph 6.2 Environmental Condition	9
Paragraph 6.3 Security	10

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Page
ARTICLE VII
WASTE DISPOSAL AND UTILITIES

Paragraph 7.1 Waste Disposal	10
Paragraph 7.2 Utilities	10

ARTICLE VIII
REAL PROPERTY TAXES

Paragraph 8.1 Real Property Taxes Defined	11
Paragraph 8.2 Tenant’s Obligation To Pay	12
Paragraph 8.3 Taxes on Tenant’s Property	12
Paragraph 8.4 Tax Segregation	12
Paragraph 8.5 Tax Contest	12

ARTICLE IX
INSURANCE

Paragraph 9.1 Tenant’s Insurance	13
Paragraph 9.2 Landlord’s Insurance	14
Paragraph 9.3 Policies	14
Paragraph 9.4 Release and Waiver of Subrogation	15

ARTICLE X
LIMITATION ON LANDLORD’S LIABILITY
AND INDEMNITY

Paragraph 10.1 Limitation on Landlord’s Liability	15
Paragraph 10.2 Indemnification of Landlord	16

ARTICLE XI
DAMAGE TO LEASED PREMISES

Paragraph 11.1 Duty To Restore	16
Paragraph 11.2 Tenant’s Right To Terminate	17
Paragraph 11.3 No Abatement of Rent	17

ARTICLE XII
CONDEMNATION

Paragraph 12.1 Definitions	17
Paragraph 12.2 Total Condemnation	18
Paragraph 12.3 Partial Condemnation	18
Paragraph 12.4 Temporary Taking	18
Paragraph 12.5 Division of Condemnation Award	18

ARTICLE XIII
DEFAULT AND REMEDIES

Paragraph 13.1 Events of Default	19
Paragraph 13.2 Landlord’s Remedies	20

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EXHIBITS
Exhibit A            Legal Description
Exhibit B            Base Monthly Rent
Exhibit C            Guaranty
Exhibit D            Memorandum of Lease

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INDUSTRIAL REAL PROPERTY LEASE
          THIS LEASE, made as of June 6, 1988 between NATIONAL WAREHOUSE INVESTMENT COMPANY, a California limited partnership, (“Landlord”), whose address is Four Embarcadero Center, Suite 3150, San Francisco, California 94111 and VICTOR EQUIPMENT COMPANY, a Delaware corporation (“Tenant”), whose address is 101 South Hanley, St. Louis, Missouri 63105,
W I T N E S S E T H:
          In consideration of the mutual covenants contained herein, the parties agree as follows:
ARTICLE I
DEFINITIONS
          1.1 Defined Terms. For purposes of this Lease, the following terms shall have the following meanings.
          (a) Additional Rent. The term “Additional Rent” shall have the meaning set forth in Paragraph 3.2 hereof.
          (b) Base Monthly Rent. The term “Base Monthly Rent” shall have the meaning set forth in Paragraph 3.1 hereof.
          (c) CPI Adjustment Date. The term “CPI Adjustment Date” shall mean the first day of each Extension Period.
          (d) Commencement Date. The term “Commencement Date” shall mean June 6, 1988.
          (e) Consumer Price Index. As used in this Lease, “Consumer Price Index” shall mean the Consumer Price Index for All Urban Consumers, U.S. City Average, All Items, 1982-1984 equals 100, published by the United States Department of Labor, Bureau of Labor Statistics. If the federal government revises or ceases to publish the Consumer Price Index, Landlord and Tenant shall convert to the revised index or adopt the successor index in accordance with the guidelines therefor issued by the federal government.
          (f) Expiration Date. The term “Expiration Date” shall have the meaning set forth in Paragraph 2.2 hereof.

          (g) Extension Period. The term “Extension Period” shall have the meaning set forth in Paragraph 16.10.
          (h) Guaranty. The term “Guaranty” shall have the meaning set forth in Paragraph 16.14 hereof.
          (i) Landlord’s Improvements. The term “Landlord’s Improvements” shall mean all improvements Landlord may construct on the Leased Premises at Landlord’s expense at any time.
          (j) Law. The term “Law” shall mean any judicial decision, statute, constitution, ordinance, resolution, regulation, rule, administrative order or other requirement of any municipal, county, state, provincial, federal or other government agency or authority having jurisdiction over the parties to this Lease or the Leased Premises or both, in effect either at the Effective Date of this Lease or any time during the Lease Term, including, without limitation, any regulation, order or policy of any quasi-official entity or body (e.g., board of fire examiners, public utilities or special district).
          (k) Lease Term. The term “Lease Term” shall have the meaning set forth in Paragraph 2.2 hereof.
          (l) Leased Premises. The term “Leased Premises” shall mean the real property described in Exhibit A attached hereto including all improvements thereon.
          (m) Leasehold Improvements. The term “Leasehold Improvements” shall mean all improvements, additions, alterations and fixtures installed in the Leased Premises at Tenant’s expense after the Commencement Date (and not in replacement of similar work existing on the Leased Premises as of the Commencement Date) at any time which are permanently attached or affixed to the Leased Premises.
          (n) Lender. The term “Lender” shall mean any beneficiary, mortgagee, secured party, or other holder of any deed of trust, mortgage charge, or other written security device or agreement affecting Landlord’s interest in the Leased Premises, and the note or other obligations secured by it.
          (o) Operating Expenses. The term “Operating Expenses” shall include those expenses to be borne by Tenant pursuant to Paragraphs 6.1, 6.3, 7.1 and 7.2 hereof.
          (p) Palco. The term “Palco” shall have the meaning set forth in Paragraph 16.14 hereof.

          (q) Pollution Hazard. The term “Pollution Hazard” shall have the meaning set forth in Paragraph 6.2(b) hereof.
          (r) Private Restrictions. The term “Private Restrictions” shall mean all recorded covenants, conditions and restrictions, private agreements, reciprocal easement agreements, and any other recorded or unrecorded instruments, in effect on the Commencement Date or thereafter entered into by or consented to by Tenant, affecting the use of the Leased Premises from time to time.
          (s) Real Property Taxes. The term “Real Property Taxes” shall have the meaning set forth in Paragraph 8.1 hereof.
          (t) Trade Fixtures. The term “Trade Fixtures” shall mean all movable equipment, furniture, furnishings, and other personal property installed in the Leased Premises by Tenant at Tenant’s expense (and not in replacement of similar work or materials existing on the Leased Premises as of the Commencement Date) which are not permanently attached to the Leased Premises; provided, however, that all of Tenant’s signs and Tenant’s equipment not necessary for the operation of the Leased Premises without regard to the particular business conducted thereon (i.e., systems and facilities integral to the buildings and other improvements) shall be Trade Fixtures whether or not permanently attached or affixed to the Leased Premises.
          1.2 Additional Definitions. Any term that is given a special meaning by any provision in this Lease shall have such meaning when used in this Lease or any addendum or amendment hereto.
ARTICLE II
DEMISE AND ACCEPTANCE
          2.1 Demise of Premises. Landlord hereby demises and leases to Tenant, and Tenant hereby leases from Landlord, the Leased Premises for the Lease Term upon and subject to the terms and conditions of this Lease.
          2.2 Term. This Lease shall be for a period of one hundred eighty (180) months (plus the partial month, if any, immediately following the Commencement Date) (the “Lease Term”) commencing on the Commencement Date and ending at midnight of the last day of the one hundred eightieth (180th) full calendar month thereafter (the “Expiration Date”), unless this Lease is sooner terminated or extended according to the terms hereof or by mutual agreement of the parties. If this Lease is so extended, the term “Lease Term” shall include any Extension Period.
          2.3 Acceptance of Premises. Tenant agrees to accept possession of the Leased Premises in the condition existing as of the Commencement Date. Landlord makes no warranty, express or implied, as to the condition of the Leased Premises or the suitability of the Leased Premises for Tenant’s use or for any other purpose. Tenant acknowledges that it has had possession of the Leased Premises prior to the date of this Lease and is fully aware of and familiar with the condition of the Leased Premises.
ARTICLE III
RENT
          3.1 Base Monthly Rent. Commencing on the Commencement Date and continuing throughout the Lease Term and any Extension Period, Tenant shall pay to Landlord as monthly rent (the “Base Monthly Rent”) the amounts indicated during the periods indicated in Exhibit B hereto.
          3.2 Additional Rent. Commencing on the Commencement Date and continuing throughout the Lease Term, Tenant shall pay, as additional rent, Real Property Taxes as required by Paragraph 8.2 hereof, Operating Expenses, and amounts required to be paid by Tenant under Paragraph 9.1 and Paragraph 13.3 hereof (collectively, the “Additional Rent”).
          3.3 Payment of Rent. All rent required to be paid in monthly installments shall be paid in advance on the first day of each calendar month during the Lease Term. All rent (including Base Monthly Rent and Additional Rent) shall be paid in lawful money of the United States, without any abatement, deduction or offset whatsoever, and without any prior demand therefor, to Landlord in immediately available funds by wire transfer to Landlord’s account no. 4050-4174 with Citibank, N.A., New York, New York (A.B.A. No. 021-0000-89) or such other account as Landlord may designate by written notice from time to time. Tenant’s obligation to pay rent shall be prorated to account for partial calendar months at the commencement and the expiration or sooner termination of the Lease Term.
          3.4 Triple Net Lease. This Lease is what is commonly called a “Net, Net, Net Lease,” it being understood that Landlord shall receive the rent set forth in Paragraph 3.1 hereof free and clear of any and all other impositions, taxes, liens, charges or expenses of any nature whatsoever in connection with the ownership and operation of the Leased Premises (excluding payments of any mortgage or deed of trust voluntarily incurred by Landlord).
ARTICLE IV
USE OF LEASED PREMISES
          4.1 Limitation on Type. Tenant may use the Leased Premises for any legal purpose, provided that Tenant shall not discontinue the use of the Leased Premises for its current purpose (manufacturing) unless Tenant shall have first given Landlord prior written notice thereof. Tenant shall not do or permit anything to be done in or on the Leased Premises which might cause structural injury to the Leased Premises or might place any loads upon any floor, wall or ceiling which might damage or endanger any portion of the Leased Premises. Tenant shall not operate any equipment in or on the Leased Premises which will injure the Leased Premises, which will overload existing electrical systems or mechanical equipment servicing the Leased Premises, or which will impair the efficient operation of the sprinkler system (if any) within the Leased Premises. Tenant shall not commit nor permit to be committed any waste upon the Leased Premises, and Tenant shall keep the Leased Premises in a condition free of any nuisances.
          4.2 Compliance With Laws and Private Restrictions.
          (a) Tenant shall not use or permit any person to use the Leased Premises for any use or purpose in violation of any Laws or Private Restrictions. Tenant shall, at its own cost and expense, abide by and promptly observe and comply with all Laws and Private Restrictions applicable to the use or occupancy of the Leased Premises.
          (b) Tenant shall not use or permit any person to use the Leased Premises for any purpose or in any manner other than in full compliance with all applicable Laws, including without limitation all zoning, land-use, anti-pollution, environmental, health and safety Laws.
          (c) Notwithstanding subparagraphs (a) and (b) of this Paragraph 4.2, in the event that Tenant shall desire in good faith to contest or otherwise review by appropriate legal or administrative proceeding any Law or Private Restriction, Tenant shall, at least fifteen (15) days prior to commencing such proceeding, give Landlord written notice of its intention to do so. Tenant may forego compliance with such Law or Private Restriction being contested if, but only if, both (i) such noncompliance is permitted during the pendency of such proceedings without the foreclosure of any lien or the imposition of any fine or penalty or judgment for damages, and (ii) Tenant shall obtain and furnish Landlord with a bond or other security device sufficient to protect Landlord’s interest in the Leased Premises and to reimburse Landlord for any liability which might be incurred if such proceedings are determined adversely to Tenant. Any such contest shall be prosecuted to completion (whether or not this Lease shall have expired or terminated in the interim) and shall be conducted without delay and solely at Tenant’s expense. Tenant shall indemnify and defend Landlord against any and all expense (including attorneys’ fees), liability or damage resulting from such contest or other proceeding. At the request of Tenant, Landlord shall join in any contest or other proceeding which Tenant may desire to bring pursuant to this paragraph. Tenant shall pay all of Landlord’s reasonable expenses (including attorneys’ fees) arising out of such joinder. Within ten (10) days after the final determination of such contest or other proceeding, Tenant shall pay any amount and perform any obligation determined to be due, together with any costs, expenses and interest, whether or not this Lease shall have then expired or terminated.
          4.3 Insurance Requirements. Tenant shall not use the Leased Premises in any manner or for any purpose (other than the manner in which and the purpose for which the Leased Premises are used on the Commencement Date), or permit any use of the Leased Premises or any act to be committed on the Leased Premises, if any such use or act will increase the existing rate of insurance upon the Leased Premises or cause a cancellation of any insurance policy covering the Leased Premises. Tenant shall not sell, keep or use, or permit to be kept, used, or sold, in or about the Leased Premises any article which may be prohibited by the standard form of fire insurance policy. Tenant shall, at its sole cost and expense, comply with all requirements of any insurance company, insurance underwriter, or Board of Fire Underwriters which are necessary to maintain, at standard rates, the insurance coverage required under this Lease.
ARTICLE V
TRADE FIXTURES AND LEASEHOLD IMPROVEMENTS
          5.1 Leasehold Improvements. Except for Minor Work (as hereinafter defined), Tenant shall not construct any Leasehold Improvements or otherwise alter the Leased Premises without Landlord’s prior approval, and not until Landlord shall have first approved the plans and specifications therefor, which approvals shall not be unreasonably withheld. All such Leasehold Improvements and alterations (including Minor Work) shall be constructed and installed by Tenant at Tenant’s expense, using a licensed contractor first approved by Landlord (except such approval shall not be required for Minor Work), in substantial compliance with the approved plans and specifications therefor (if such plans and specifications are required hereunder) and in strict accordance with all Laws and Private Restrictions. All such construction and installation shall be done in a good and workmanlike manner using new materials (or such other materials as Landlord shall expressly permit in writing) of good quality. Tenant shall not commence construction of any Leasehold Improvements or alterations until (i) all required governmental approvals and permits shall have been obtained, (ii) all requirements regarding insurance imposed by this Lease shall have been satisfied, and (iii) Tenant shall have given Landlord at least five (5) days’ prior written notice of its intention to commence such construction. The term “Minor Work,” as used herein, shall mean any construction or Leasehold Improvements or alteration of the Leased Premises not involving any structural change or change in the character of the improvements, and involving a cost of less than one hundred thousand dollars ($100,000), provided that, for purposes of determining such cost, multiple construction or alteration projects shall be aggregated to the extent they are related to each other, whether undertaken simultaneously or sequentially. Landlord shall respond to Tenant’s requests for approval under this Paragraph 5.1 promptly (and immediately in the event of emergency) and in any event within fifteen (15) business days after receipt of such request. All Leasehold Improvements shall remain the property of Tenant during the Lease Term but shall not be damaged, altered or removed from the Leased Premises. At the expiration or sooner termination of the Lease Term, all Leasehold Improvements shall be surrendered to Landlord as a part of the realty and shall then become Landlord’s property, and Landlord shall have no obligation to reimburse Tenant for all or any portion of the value or cost thereof; provided, however, that if Landlord shall require Tenant to remove any Leasehold Improvements in accordance with the provisions of Paragraph 15.1, then Tenant shall so remove such Leasehold Improvements prior to the expiration or sooner termination of the Lease Term.
          5.2 Alterations Required by Law. Tenant shall, at its sole cost, make any alteration, addition or change of any sort, whether structural or otherwise, to the Leased Premises that is required by any Law.

          5.3 Landlord’s Improvements. All fixtures, improvements or equipment which now comprise the Leased Premises, or which are installed, constructed on or attached to the Leased Premises at Landlord’s expense shall become a part of the realty and belong to Landlord.
          5.4 Liens. Tenant shall keep the Leased Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by Tenant, its agents, employees or contractors relating to the Leased Premises. If any claim of lien is recorded, Tenant shall bond against or discharge the same or provide other security reasonably satisfactory to Landlord prior to the time such lien may be foreclosed and in any event within ten (10) business days after the same has been recorded against the Leased Premises.
ARTICLE VI
REPAIR, MAINTENANCE AND SECURITY
          6.1 Tenant’s Obligation To Maintain.
          (a) Tenant shall, at all times and at Tenant’s sole cost and expense, clean, keep, and maintain in good order, condition, and repair the Leased Premises and every part thereof and all fixtures and improvements therein and thereon, through regular inspections and servicing (and replacement where appropriate), including without limitation (i) all plumbing and sewage facilities (including all sinks, toilets, faucets and drains), including repair of leaks around ducts, pipes, vents, or other parts of the heating, ventilation and air conditioning systems (“HVAC”) or plumbing system, (ii) all fixtures, interior walls, floors, ceilings, windows, doors, entrances, plate glass, showcases, and skylights, (iii) all electrical facilities and all equipment including all lighting fixtures, lamps, bulbs and tubes, fans, vents, exhaust equipment and systems, (iv) all fire extinguisher equipment, (v) any landscaping (including any necessary replanting) and irrigation systems, (vi) all parking areas (including any necessary painting, striping, patching or resurfacing), (vii) the exterior, floors and roof of all buildings contained within the Leased Premises (including any necessary painting or resurfacing of walls and any patching, resurfacing or replacement of roofs to preserve the same or to repair leaks) and (viii) all structural parts of the improvements. All glass, both interior and exterior, is the sole responsibility of Tenant, and any broken glass shall promptly be replaced by Tenant at Tenant’s expense with glass of the same kind (to the extent permitted by applicable building codes), size and quality.

Tenant shall be responsible for the maintenance, repair and replacement when necessary of all HVAC equipment which serves the Leased Premises and shall keep the same in good condition through regular inspection and servicing at least once every three (3) months.
          (b) All repairs and replacements required of Tenant hereunder shall be promptly made with new materials (or, with Landlord’s consent, other materials) of like kind and quality. If the work results in a change in the character of the improvements on the Leased Premises or affects the structural parts of the Leased Premises or if the estimated cost of any item of repair or replacement is in excess of one hundred thousand dollars ($100,000), then Tenant shall first obtain Landlord’s written approval as to the scope of work, materials to be used, and the contractor. Landlord shall respond to Tenant’s request for approval promptly (and immediately in the event of emergency) and in any event within fifteen (15) business days after receipt of such request.
          6.2 Environmental Condition.
          (a) Tenant shall not, or permit any other person to, store, discharge, dispose of, dump, disperse, release, treat or generate pollutants, contaminants or hazardous or toxic substances, wastes or materials (as determined under applicable Law) in, on, about, under or from the Leased Premises unless such storage, discharge, disposal, dumping, dispersion, release, treatment or generation is carried out in full compliance with all applicable Laws.
          (b) Following any discharge, disposal, dumping, dispersion or release of pollutants, contaminants or hazardous or toxic substances, wastes or materials prohibited by Paragraph 6.2(a) hereof (“Pollution Hazard”), Tenant shall immediately upon discovery thereof (i) notify Landlord of such Pollution Hazard, (ii) obtain from reputable environmental consultants, and deliver to Landlord, three (3) detailed estimates of the cost of remedying such Pollution Hazard, and (iii) begin appropriate remedial action and diligently pursue such remedial action to completion, all at Tenant’s sole cost and expense.
          (c) In the event of a Pollution Hazard remediation of which is likely, in Landlord’s reasonable estimation, to cost more than twenty-five thousand dollars ($25,000), Tenant shall provide Landlord, immediately upon Landlord’s request, with adequate financial assurances that Tenant will meet its obligations under Paragraph 6.2(b) above. The financial assurances required under this Paragraph 6.2(c) shall take the form of a bond or letter of credit in form and substance satisfactory to Landlord in an amount equal to Landlord’s reasonable estimate of the anticipated cost of the remedial action required under Paragraph 6.2(b) hereof and shall be provided within ten (10) days of Landlord’s written request.
          (d) Upon Landlord’s request, from time to time (but not more frequently than four (4) times in any twelve (12) month period), Tenant shall provide Landlord with a written list of all toxic and hazardous substances, materials or wastes stored, discharged, disposed of, released, treated or used by Tenant in, on or about the Leased Premises.
          6.3 Security. Tenant shall employ and coordinate the services of reasonably skilled and responsible persons as security guards, janitors and maintenance workers, and such additional staff, all as may be necessary and appropriate for the security, protection and maintenance of the Leased Premises. Such individuals shall be under the supervision, direction and control of Tenant who shall fix their compensation and have the exclusive right to employ and terminate employment of any and all such individuals or such individuals’ employer; such individuals shall not be or be deemed to be the employees of Landlord for any purpose whatsoever.
ARTICLE VII
WASTE DISPOSAL AND UTILITIES
          7.1 Waste Disposal. Tenant shall store its waste in accordance with all applicable Laws either inside the building(s) contained within the Leased Premises or within outside trash enclosures which are designed for such purpose. All entrances to such outside trash enclosures shall be kept closed, and waste shall be stored in such manner as not to be visible from the exterior of such outside enclosures. Tenant shall cause all of its waste to be regularly removed from the Leased Premises at Tenant’s sole cost. Tenant shall keep all fire corridors and mechanical equipment rooms in the Leased Premises free and clear of all obstructions at all times.
          7.2 Utilities. Tenant shall promptly pay, as the same become due, all charges for water, gas, electricity, telephone, sewer service, waste pick-up, and any other utilities, materials or services furnished directly to or used by Tenant on or about the Leased Premises during the Lease Term.

ARTICLE VIII
REAL PROPERTY TAXES
          8.1 Real Property Taxes Defined. The term “Real Property Taxes” as used herein shall mean (i) all taxes, assessments, levies, and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership) now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy or use of, all or any portion of the Leased Premises (as now constructed or as may at any time hereafter be constructed, altered, or otherwise changed) or Landlord’s interest therein; any improvements located within the Leased Premises (regardless of ownership); the fixtures, equipment and other property of Landlord, real or personal, that are an integral part of and located on the Leased Premises; or parking areas, public utilities, or energy within the Leased Premises; and (ii) all charges, levies or fees imposed by reason of environmental regulation or other governmental control of the Leased Premises. If at any time during the Lease Term the taxation or assessment of the Leased Premises prevailing as of the Commencement Date shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate or additional tax or charge (1) on the value, use or occupancy of the Leased Premises or Landlord’s interest therein or (2) on or measured by the gross receipts, income or rentals from the Leased Premises, on Landlord’s business of leasing the Leased Premises, or computed in any manner with respect to the operation of the Leased Premises, then any such alternate or additional tax or charge, however designated, shall be included within the meaning of the term “Real Property Taxes” for purposes of this Lease. If any Real Property Tax is based upon property or rents unrelated to the Leased Premises, then only that part of such Real Property Tax that is fairly allocable to the Leased Premises shall be included within the meaning of the term “Real Property Taxes.” Notwithstanding the foregoing, the term “Real Property Taxes” shall not include estate, inheritance, transfer, gift or franchise taxes of Landlord or the federal or state net income tax imposed on Landlord’s income from all sources.

          8.2 Tenant’s Obligation To Pay. Not less than ten (10) days after Landlord’s receipt of any tax bill for Real Property Taxes, Landlord shall deliver to Tenant a true, correct and complete copy of such tax bill. ‘As additional rent, Tenant shall pay directly to the appropriate governmental or quasi-governmental authorities all Real Property Taxes no later than ten (10) days before such Real Property Tax becomes delinquent (or, as to any tax bill Tenant receives less than fifteen (15) days prior to such delinquency date, no later than five (5) business days after receipt of such tax bill). Concurrently with any such payment, Tenant shall supply Landlord with written evidence that all Real Property Taxes then due and payable pursuant to this Article shall have been paid prior to delinquency. If any Lender which is a bank, savings or thrift institution, insurance company or other financial institution requires Landlord to impound any sums to pay Real Property Taxes on a periodic basis during the Lease Term, then Tenant, on notice from Landlord indicating this requirement, shall pay to Landlord such sums as the Lender requires to be impounded on the same periodic basis in accordance with the Lender’s requirements. Landlord shall impound the Real Property Tax payments received from Tenant in accordance with the requirements of the Lender. Amounts impounded shall be maintained in an interest bearing account until paid, and Tenant shall be entitled to interest earned thereon. Tenant shall only be required to pay those Real “ Property Taxes or installments thereof which are payable with respect to periods during the Lease Term, with appropriate proration at the beginning and end of the Lease Term.
          8.3 Taxes on Tenant’s Property. Tenant shall pay before delinquency any and all taxes, assessments, license fees, and public charges levied, assessed, or imposed against Tenant or Tenant’s interest in this Lease or the property of Tenant situated within the Leased Premises which become payable during the Lease Term if nonpayment thereof could give rise to a lien on the Leased Premises.
          8.4 Tax Segregation. In the event that the Leased Premises are not separately taxed or assessed with respect to any Real Property Tax, then such Real Property Tax shall be equitably apportioned and allocated between the Leased Premises and the other areas with which it is assessed, and Tenant shall be obligated to pay, pursuant to this Article, only the proportion of such Real Property Tax which is so allocated to the Leased Premises.
          8.5 Tax Contest. In the event that Tenant shall desire in good faith to contest or otherwise review by appropriate legal or administrative proceeding any Real Property Tax, Tenant shall, no later than ten (10) days after Tenant receives notice of the Real Property Tax assessment Tenant desires to contest, give Landlord written notice of its intention to do so. Tenant may withhold payment of the Real Property Tax being contested if, but only if, both (i) nonpayment is permitted during the pendency of such proceedings without the foreclosure of any tax lien or the imposition of any fine or penalty and (ii) Tenant shall obtain and furnish Landlord with a bond or other security device sufficient to protect Landlord’s interest in the Leased Premises in an amount not less than one hundred fifty percent (150%) of the amount contested. Any such contest shall be prosecuted to completion (whether or not this Lease shall have expired or terminated in the interim) and shall be conducted without delay and solely at Tenant’s expense. Tenant shall indemnify and defend Landlord against any and all expense, liability or damage resulting from such contest or other proceeding. At the request of Tenant, Landlord shall join in any contest or other proceedings which Tenant may desire to bring pursuant to this paragraph. Tenant shall pay all of Landlord’s reasonable expenses (including attorneys’ fees) arising out of such joinder. Within ten (10) days after the final determination of the amount due from Tenant with respect to the Real Property Tax contested, Tenant shall pay the amount so determined to be due, together with all costs, expenses and interest, whether or not this Lease shall have then expired or terminated.
ARTICLE IX
INSURANCE
          9.1 Tenant’s Insurance. Tenant shall, at its own expense and cost, maintain the following policies of insurance in full force and effect during the Lease Term and any Extension Period:
          (a) Property insurance insuring against loss or damage resulting from all-risk perils with respect to the building structures on the Leased Premises in an amount not less than 100% of the full insurance replacement cost thereof.
          (b) Business interruption insurance insuring against loss of income resulting from the same perils described above in an amount not less than one year of total Base Monthly Rent and Additional Rent, calculated at the rate payable during the next ensuing year of the Lease Term.
          (c) Comprehensive general liability insurance applying to the use and occupancy of the Leased Premises, or any part thereof, and the business operated by Tenant on the Leased Premises. Such insurance shall include Broad Form Contractual liability insurance coverage insuring all of Tenant’s indemnity obligations under this Lease. The general liability coverage shall have a minimum combined single limit of liability of at least one million dollars ($1,000,000) and a general aggregate limit of two million dollars ($2,000,000) (except products liability as to which the aggregate liability is $1,000,000). The Company will maintain a $1,000,000 all risks umbrella policy. Such coverage may be subject to a deductible not in excess of one hundred thousand dollars ($100,000) (except for products liability coverage as to which the deductible shall be in a reasonable and customary amount). All such policies shall be written to apply to all bodily injury, property damage, personal injury and other covered loss, however occasioned, occurring during the policy term and shall be endorsed to add Landlord as an additional insured and to provide that such coverage shall be primary and that any insurance maintained by Landlord shall be excess insurance only. All such insurance shall provide for severability of interest; shall provide that an act or omission of one of the named insureds shall not reduce or avoid coverage to the other named insureds; and shall afford coverage for all claims based on acts, omissions, injury and damage, which claims occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period. Tenant shall also maintain workers’ compensation insurance in accordance with applicable law and employers’ liability insurance with coverage no less than that customarily maintained by similar employers in the area.
          9.2 Landlord’s Insurance. If at any time during the Term the amount or coverage of any insurance which Tenant is required to carry hereunder is, in Landlord’s absolute discretion, less than the amount or type of insurance coverage that Landlord believes appropriate, Landlord shall have the right to obtain such other or additional insurance as Landlord believes appropriate (“Other Insurance”), and Tenant shall pay the cost of such insurance as Additional Rent hereunder, to the extent the cost of Other Insurance required under this Lease and under all Other Leases (as defined in Paragraph 13.1(b) hereof) does not exceed ten thousand dollars ($10,000) per year, in the aggregate.
          9.3 Policies. Tenant shall furnish to Landlord on the date of this Lease and thereafter within thirty (30) days prior to the expiration of each such policy, certificates of insurance issued by the insurance carrier of each policy of insurance carried by Tenant pursuant hereto showing that all premiums have been paid for the full policy period. Each certificate shall expressly provide that such policies shall not be cancellable or subject to reduction of coverage or otherwise be subject to modification except after thirty (30) days’ prior written notice to the parties named as insureds herein. Landlord, Landlord’s successors and assigns and any nominee of Landlord holding any interest in the Leased Premises, including the holder of any fee mortgage, shall be named as additional insureds under each policy of insurance maintained by Tenant. All insurance policies carried by Tenant pursuant to this Article IX shall be issued by insurance companies with a rating of “Good” or better as rated in Best’s Insurance Guide. Any deductible amounts under any insurance policies required hereunder shall be subject to Landlord’s prior written approval. If Tenant shall fail to procure any insurance required under this Lease or to deliver the certificates required under this Paragraph 9.3 Landlord may, at its option and in addition to Landlord’s other remedies in the event of a default by Tenant hereunder, procure such insurance for the account of Tenant, and the cost thereof shall be paid to Landlord as additional rent on demand.
          9.4 Release and Waiver of Subrogation. The parties hereto release each other, and their respective authorized representatives, from any claims for injury to any persons or damage to property that are caused by or result from risks insured against under any insurance policies carried by the parties and in force at the time of such damage, but only to the extent such claims are covered by such insurance. This release shall be in effect only so long as the applicable insurance policies contain a clause to the effect that this release shall not affect the right of the insured to recover under such policies. Each party shall cause each insurance policy obtained by it to provide that the insurance company waives all rights of recovery by way of subrogation against either party in connection with any damage covered by such policy.
ARTICLE X
LIMITATION ON LANDLORD’S
LIABILITY AND INDEMNITY
          10.1 Limitation on Landlord’s Liability. Except for loss proximately caused by Landlord’s active negligence or willful misconduct, and then only to the extent such loss is not covered by insurance actually carried or required to be carried pursuant to this Lease, Landlord shall not be liable to Tenant, nor shall Tenant be entitled to terminate this Lease or to any abatement of rent, for any injury to Tenant, its agents, employees, contractors or invitees;

damage to Tenant’s property; or loss to Tenant’s business resulting from any cause, including without limitation any (i) failure or interruption of any HVAC or other utility system or service; (ii) governmental regulation, including a rationing or other control of utility services or use of the Leased Premises; or (iii) penetration of water into or onto any portion of the Leased Premises through roof leaks or otherwise.
          10.2 Indemnification of Landlord. Tenant shall hold harmless, indemnify and defend Landlord, and its employees, agents and contractors, with competent counsel reasonably satisfactory to Landlord, from all liability, penalties, losses, damages, costs, expenses, causes of action, claims and/or judgments arising by reason of any death, bodily injury, personal injury or property damage (i) resulting from any cause or causes whatsoever (including, without limitation, the passive negligence of Landlord or any agent of Landlord or Lender but excluding the active negligence or willful misconduct of Landlord, any Lender or any agent of Landlord or Lender) occurring in or about or resulting from an occurrence in or about the Leased Premises, or (ii) resulting from the negligence or willful misconduct of Tenant, its agents, employees and contractors, wherever the same may occur, or (iii) resulting from any failure by Tenant to perform and observe its covenants and obligations under this Lease. The provisions of this paragraph shall survive the expiration or sooner termination of this Lease with respect to any claims or liability occurring prior to such expiration or sooner termination.
ARTICLE XI
DAMAGE TO LEASED PREMISES
          11.1 Duty To Restore. If the Leased Premises are damaged by any casualty after the Commencement Date, Tenant shall restore fully the Leased Premises to the condition existing prior to such casualty (unless the Lease is terminated pursuant to Paragraph 11.2) and insurance proceeds relating to such damage shall be used in the restoration of the Leased Premises. If this Lease is not so terminated, then upon the issuance of all necessary governmental permits, Tenant shall commence and diligently prosecute to completion the restoration of the Leased Premises, to the extent then allowed by Law, to substantially the same condition as that existing immediately prior to such damage.

          11.2 Tenant’s Right To Terminate.
          (a) If any of the following occurs, Tenant shall have the option to terminate this Lease, which option may be exercised only by delivery to Landlord of a written notice of election to terminate within thirty (30) days after such occurrence:
     (i) The Leased Premises are damaged by any casualty and restoration cannot be substantially completed within three hundred sixty (360) days after the date of such damage; or
     (ii) The Leased Premises are damaged by any casualty within twelve (12) months of the last day of the Lease Term or any proper extension thereof and the restoration cannot be substantially completed within one hundred eighty (180) days after the date of such damage.
          (b) As a condition precedent to termination of the Lease pursuant to this Paragraph 11.2, all insurance proceeds available from insurance carried by Tenant which covers loss to property that is Landlord’s property or would become Landlord’s property on termination of this Lease shall be paid to and become the property of Landlord, and, if such insurance proceeds are insufficient to restore the Leased Premises, Tenant shall pay the amount of such deficiency to Landlord.
          11.3 No Abatement of Rent. There shall be no abatement of Base Monthly Rent or other sums due hereunder, irrespective of any event of damage to the Leased Premises, unless and until this Lease shall have terminated as a result of such damage.
ARTICLE XII
CONDEMNATION
          12.1 Definitions. As used in this Lease, the following terms shall have the following meanings:
          (a) The term “Condemnation” shall mean (i) any taking by the exercise of the power of eminent domain, whether by legal proceedings or otherwise, by any person or entity having the legal power to do so, (ii) a voluntary sale or transfer by Landlord to any condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending, or (iii) any taking by inverse condemnation.

          (b) The term “substantially all” shall mean a portion of the Leased Premises (that is, less than all of the Leased Premises) which leaves remaining a balance that may not be economically operated for the purpose for which the Leased Premises was operated prior to the Condemnation in question, in Tenant’s reasonable judgment.
          (c) The term “less than substantially all” shall mean a portion of the Leased Premises that is not all or substantially all (as defined above) of the Leased Premises.
          (d) The term “Date of Taking” shall mean the date the condemnor has the right to possession of the property being condemned.
          (e) The term “Award” shall mean all compensation, sums, or anything of value awarded, paid or received on a total or partial Condemnation.
          12.2 Total Condemnation. If all or substantially all of the Leased Premises are taken by Condemnation, this Lease shall terminate on the Date of Taking.
          12.3 Partial Condemnation. If less than substantially all of the Leased Premises are taken by Condemnation, this Lease shall terminate as to the portion taken and otherwise remain in full force and effect, except that the amount of Base Monthly Rent due hereunder, from time to time, shall be reduced, from and after the Date of Taking in the same proportion as the Award bears to the fair market value of the Leased Premises on the Date of Taking. Landlord shall have no obligation to restore the Leased Premises, or otherwise compensate Tenant (except through such rent reduction), in the event of such partial Condemnation.
          12.4 Temporary Taking. If all or substantially all of the Leased Premises is temporarily taken by Condemnation for a period which either exceeds one (1) year or which extends beyond the expiration of the Lease Term, then Landlord and Tenant shall each independently have the option to terminate this Lease, effective on the date possession is taken by the condemnor. If any portion of the Leased Premises is temporarily taken by Condemnation for a period of less than one year, this Lease shall continue in full force and effect with no abatement of rent.
          12.5 Division of Condemnation Award. Any Award made as a result of any Condemnation of the Leased Premises shall belong to and be paid to Landlord (except that any Award for partial Condemnation described in Section 12.3 hereof shall be paid to Landlord net of reasonable restoration expenses), and Tenant hereby assigns to Landlord all of its right, title and interest in any such award; provided, however, that Tenant shall be entitled to receive any condemnation award that is made directly to Tenant expressly (i) for the taking of personal property or Trade Fixtures belonging to Tenant, (ii) for the interruption of Tenant’s business or its moving costs, and/or (iii) for any temporary taking where this Lease is not terminated as a result of such taking. The rights of Landlord and Tenant regarding any Condemnation shall be determined as provided in this Article, and each party hereby waives the provisions of any law allowing either party to petition a court to terminate this Lease in the event of a partial taking of the Leased Premises.
ARTICLE XIII
DEFAULT AND REMEDIES
          13.1 Events of Default. Tenant shall be in default of its obligations under this Lease if any of the following events shall occur:
          (a) Tenant shall have failed to pay Base Monthly Rent, Additional Rent, or any other rent or payment due Landlord on the date due hereunder; provided that Landlord shall give Tenant notice of such failure and three (3) days to cure such failure; provided further that, if Landlord gives any such notice, from time to time, then for the one (1) year period thereafter Tenant shall be in default immediately upon any failure to pay any such amount due Landlord hereunder on the date such payment is due; or
          (b) Any default by the Tenant shall have occurred under any other Industrial Real Property Lease entered into between Landlord and Tenant or any affiliate of Tenant (each an “Other Lease”), unless at the time of such default either (i) the original Landlord is either (A) no longer the owner of the fee estate in the Leased Premises, or (B) no longer the owner of the fee estate in the premises leased under such other lease, or (ii) the Continuing Lease Guaranty by Guarantor guarantying such Other Lease shall have terminated in accordance with the terms of paragraph 6 thereof; or
          (c) Tenant shall have failed to perform any term, covenant, or condition of this Lease except those requiring the payment of Base Monthly Rent, Additional Rent, or any other rent or payment due Landlord, and Tenant shall have failed to cure such failure within ten (10) days after written notice from Landlord specifying the nature of such breach, provided, however, that if any such breach cannot reasonably be cured within such ten (10) day period then Tenant may have a reasonable period to cure such breach provided, however, that Tenant commences to cure the breach within said ten (10) day period and thereafter diligently pursues such cure to completion; or
          (d) Tenant shall have made a general assignment of its assets for the benefit of its creditors; or
          (e) Tenant shall have sublet the Leased Premises or assigned its interest in the Lease in violation of the provisions contained in Article XIV, whether voluntarily or by operation of law; or
          (f) Tenant shall have permitted the sequestration or attachment of, or execution on, or the appointment of a custodian or receiver with respect to, all or any substantial part of the property of Tenant or on any property essential to the conduct of Tenant’s business and Tenant shall have failed to obtain a return or release of such property within thirty (30) days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier; or
          (g) Tenant shall have abandoned the Leased Premises; or
          (h) A court shall have made or entered any decree or order with respect to Tenant or Tenant shall have submitted to or sought a decree or order (or a petition or pleading shall have been filed in connection therewith) which: (i) grants or constitutes (or seeks) an order for relief, appointment of a trustee, or confirmation of a reorganization plan under the bankruptcy laws of the United States; (ii) approves as properly filed (or seeks such approval of) a petition seeking liquidation or reorganization under said bankruptcy laws or any other debtor’s relief law or statute of the United States or any state thereof; or (iii) otherwise directs (or seeks) the winding up or liquidation of Tenant; and such petition, decree or order shall have continued in effect for a period of thirty (30) or more days.
          13.2 Landlord’s Remedies. In the event of any default by Tenant, Landlord shall have the following remedies, in addition to all other rights and remedies provided by any Law or otherwise provided in this Lease, to which Landlord may resort cumulatively, or in the alternative:
          (a) Landlord may, at Landlord’s election, keep this Lease in effect and enforce all of its rights and remedies under the Lease, including (i) the right to recover the rent and other sums as they become due by appropriate legal action, and (ii) the right to invoke the remedies of injunctive relief and specific performance to compel Tenant to perform its obligations under this Lease.
          (b) Landlord may, at Landlord’s election, terminate this Lease and re-enter the Leased Premises by giving Tenant written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice. Any termination under this subparagraph shall not relieve Tenant from the payment of any sums then due Landlord or from any claim against Tenant for damages or rent previously accrued or then accruing. In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate this Lease, constitute a termination of this Lease:
     (i) Appointment of a receiver or keeper in order to protect Landlord’s interest hereunder;
     (ii) Consent or refusal to consent to any subletting of the Leased Premises or assignment of this Lease by Tenant, whether pursuant to the provisions hereof or otherwise; or
     (iii) Any other action by Landlord or Landlord’s agents intended to mitigate the adverse effects of any breach of this Lease by Tenant, including without limitation any action taken to maintain and preserve the Leased Premises or any action taken to relet the Leased Premises or any portions thereof, for the account of Tenant and in the name of Tenant.
          (c) In the event Tenant breaches this Lease and abandons the Leased Premises, this Lease shall not terminate unless Landlord gives Tenant written notice of its election to so terminate this Lease. No act by or on behalf of Landlord intended to mitigate the adverse effect of such breach, including those described by subparagraphs (b)(i), (ii) and (iii) immediately preceding, shall constitute a termination of Tenant’s right to possession unless Landlord gives Tenant written notice of termination. Should Landlord not terminate this Lease by giving Tenant written notice, Landlord may enforce all its rights and remedies under this Lease, including the recovery of rent as it becomes due under the Lease.
          (d) In the event Landlord terminates this Lease, Landlord shall be entitled, at Landlord’s election, to damages as provided under applicable law or as set forth in these subparagraphs 13.2(d)(i)-(iii). For purposes of computing such damages (i) an interest rate of fifteen percent (15%) per annum (or the maximum rate allowed by law if such rate is less than 15% per annum) shall be used where permitted, and (ii) rent due under this Lease shall include Base Monthly Rent, Additional Rent and all other rent or other charges payable by Tenant hereunder, prorated on a monthly basis where necessary to compute such damages. Such damages shall include without limitation:
     (i) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%); and
     (ii) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or for expenses incurred by Landlord in performing Tenant’s obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including, without limitation, the following: (a) expenses for cleaning, repairing or restoring the Leased Premises; (b) expenses for altering, remodeling or otherwise improving the Leased Premises for the purpose of reletting, including installation of leasehold improvements (whether such installation be funded by a reduction of rent, direct payment or allowance to a new tenant, or otherwise); (c) broker’s fees, advertising costs and other expenses of reletting the Leased Premises; (d) costs of carrying the Leased Premises, such as taxes, insurance premiums, utilities and security precautions; (e) expenses in retaking possession of the Leased Premises; (f) attorneys’ fees and court costs incurred by Landlord in retaking possession of the Leased Premises and in reletting the Leased Premises; and (g) the portion of any brokerage commission paid by Landlord in procuring this Lease attributable to the remaining balance of the Lease Term.
     (iii) For purposes of this Article, the rent due for any calendar month after which Tenant has terminated the operation of its business as herein specified or has abandoned the Leased Premises shall be deemed to be the average monthly rent, including the Base Monthly Rent and all additional rent hereunder, which were due for the twelve (12) month period immediately prior to such termination or for such shorter period of time as this Lease shall have been in effect.
          (e) Nothing in this paragraph shall limit Landlord’s right to indemnification from Tenant as provided in Paragraph 10.2.
          13.3 Landlord’s Right To Cure. All covenants and agreements to be kept or performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement of rent. If Tenant shall fail to pay any sum of money required to be paid by it hereunder (other than Monthly Rent and Additional Rent payable under this Lease) or shall fail to perform any other act on its part to be performed hereunder (whether such payment or performance is due to Landlord or any third party), Landlord may, but shall not be obliged to, and without waiving any default of Tenant or releasing Tenant from any obligations to Landlord hereunder, make any such payment or perform any such other act on Tenant’s part to be made or performed as in this Lease provided (including but not limited to Tenant’s obligations pursuant to Paragraphs 4.2, 6.1 and 6.2 hereof). All sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the rate of fifteen percent (15%) per annum (or the maximum rate allowed by law if such rate is less than 15% per annum) from the date of such payment by Landlord, shall be paid to Landlord forthwith on demand, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies (including, but not limited to, Landlord’s remedies under Paragraph 13.5 hereof) in the event of nonpayment thereof by Tenant as in the case of default by Tenant in the payment of rent.
          13.4 Waiver. One party’s consent to or approval of any act by the other party requiring the first party’s consent or approval shall not be deemed to waive or render unnecessary the first party’s consent to or approval of any subsequent similar act by the other party. The receipt by Landlord of any rent or payment with or without knowledge of the breach of any other provision hereof shall not be deemed a waiver of any such breach unless such waiver is in writing and signed by Landlord. No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or hereafter occurring. The waiver by either party of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other provisions herein contained.

          13.5 Late Charge. In the event any amount of Base Monthly Rent, Additional Rent or any other payment due Landlord hereunder shall remain unpaid for five (5) calendar days after such amount becomes due, Tenant shall pay Landlord, without notice or demand, a late charge equal to five percent (5%) of such overdue amount to partially compensate Landlord for its administrative costs in connection with such overdue payment.
ARTICLE XIV

ASSIGNMENT AND SUBLETTING
          14.1 By Tenant. The following provisions shall apply to any assignment or subletting by Tenant:
          (a) Tenant shall not sublet the Leased Premises or assign or encumber its interest in this Lease, whether voluntarily or by operation of law without Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed. Without limiting the generality of the foregoing, (i) it shall be reasonable for Landlord to withhold such consent if, on the date such consent is requested, Tenant is in default hereunder, (ii) unless the proposed assignee is substantially more solvent than Tenant and Guarantor (on a consolidated basis), it shall be reasonable for Landlord to withhold such consent if, on the date Landlord’s consent is requested, the Guaranty is no longer in full force and effect or if, on the date Landlord’s consent is requested, the Guaranty provides materially less security to Landlord than it provided on the Commencement Date, in Landlord’s reasonable judgment, and (iii) it shall be unreasonable for Landlord to withhold such consent as to an assignment to an affiliate of Tenant or a deemed assignment under paragraph (e) below unless, in either case, the Guaranty is no longer in full force and effect or Tenant is in monetary or material nonmonetary default hereunder. Any attempted subletting, assignment or encumbrance without Landlord’s prior written consent shall be voidable and, at Landlord’s election, shall constitute a default by Tenant hereunder.
          (b) Tenant agrees to reimburse Landlord for all reasonable costs and attorneys’ fees incurred by Landlord in conjunction with the processing and documentation of any such requested assignment, subletting, transfer, change of ownership or hypothecation of the Leased Premises or Tenant’s interest in this Lease. No such assignment, subletting, transfer, change of ownership or hypothecation shall be effective until (i) Tenant shall have paid such costs and fees; (ii). each such assignee or transferee

(excluding a subtenant) shall have agreed in writing for the benefit of Landlord to assume, to be bound by, and to perform the obligations of this Lease to be performed by Tenant, and (iii) an executed copy of such sublease, assignment, encumbrance, or other agreement of transfer shall have been delivered to Landlord.
          (c) Consent by Landlord to one or more assignments or encumbrances of this Lease or to one or more sublettings of the Leased Premises shall not be deemed to be a consent to any subsequent assignment, encumbrances or subletting.
          (d) No subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay the rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any assignment or subletting.
          (e) Subject to Paragraph 14.1(a) above, if Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or other transfer in the aggregate over the Lease Term of a controlling percentage of the capital stock of Tenant, shall be deemed a voluntary assignment of Tenant’s interest in this Lease. The phrase “controlling percentage” means the ownership of and the right to vote stock possessing more than fifty percent (50%) of the total combined voting power of all classes of Tenant’s capital stock issued, outstanding and entitled to vote for the election of directors. If Tenant is a partnership, a withdrawal or change, voluntary, involuntary or by operation of law, of any general partner, or the dissolution of the partnership, shall be deemed a voluntary assignment.
          (f) If Tenant transfers or assigns this Lease or all or part of its interest in this Lease in accordance with this Article, then Tenant shall pay to Landlord fifty percent (50%) of all net consideration received by Tenant as a result of such assignment as and when received by Tenant. If Tenant sublets all or part of the Leased Premises in accordance with this Article, then Tenant shall pay to Landlord fifty percent (50%) of the positive difference, if any, between (i) all rent and other consideration paid by the subtenant to Tenant less (ii) all costs incurred by Tenant incident to the sublease agreement (including an amount equal to the resulting product of the rent payable hereunder to Landlord by Tenant during the time period covered by such payments by the subtenant times a fraction whose numerator is the leasable area of that portion of the Leased Premises so sublet and whose denominator is Tenant’s gross leasable area). Said consideration shall be payable to Landlord on the same basis, whether periodic or in lump sum, that such consideration is paid to Tenant by its subtenant, and, in calculating Landlord’s share of any periodic payments, all costs incurred by Tenant incident to the sublease agreement (other than the payment of rent to Landlord hereunder) shall be amortized over the term of the sublease. Landlord shall have the right to require Tenant to certify the accuracy of the amount of compensation so paid and to conduct annual independent audits thereof at Landlord’s sole cost.
          14.2 By Landlord. Landlord and its successors in interest shall have the right to transfer their interest in the Leased Premises and this Lease at any time and to any person or entity. In the event of any conveyance of the Leased Premises and assignment by Landlord of this Lease to another, the Landlord originally named herein (and in the case of any subsequent transfer, the transferor), from the date of such transfer, (i) shall be automatically relieved, without any further act by any person or entity, of all liability for the performance of the obligations of the Landlord hereunder which may accrue after the date of such transfer, and (ii) shall be relieved of all liability for the performance of the obligations of the Landlord hereunder which have accrued before the date of transfer if its transferee agrees to assume and perform all such obligations of the Landlord hereunder and such transferee is not substantially less solvent than Landlord. In the event the Landlord’s interest in the Leased Premises is transferred to multiple transferees, such transferees shall designate, by a written notice to Tenant delivered upon such transfer, the name and address of a single person to whom all rent and notices to be paid or given by Tenant hereunder shall be addressed and who shall be the sole authorized party to give notices to Tenant hereunder; Tenant’s payment of rent to such designated person shall satisfy Tenant’s obligation to pay rent to Landlord; Tenant’s delivery of notices to such designated person shall constitute notice to Landlord and Tenant may rely upon notices from such designated person as being notice from Landlord. After the date of any such transfer, the term “Landlord” as used herein shall mean the transferee of such interest in the Leased Premises.
ARTICLE XV

TERMINATION
          15.1 Surrender of the Leased Premises. Immediately prior to the Expiration Date or upon the earlier termination of this Lease, Tenant shall remove all Tenant’s Trade Fixtures and other personal property and vacate and surrender the Leased Premises to Landlord in the same condition as existed at the Commencement Date, reasonable wear and tear excepted. Without limiting the generality of the foregoing, Tenant shall surrender the Leased Premises with all interior walls cleaned, all carpets shampooed and cleaned, all HVAC equipment within the Leased Premises in operating order and in good repair, and all floors cleaned, all to the reasonable satisfaction of Landlord. If Landlord so requests, Tenant shall, at its sole cost and prior to the expiration or earlier termination of this Lease, remove any Leasehold Improvements not constructed or installed in compliance with Paragraph 5.1 hereof designated by Landlord, and repair all damage caused by such removal. If the Leased Premises are not so surrendered at the termination of this Lease, Tenant shall be liable to Landlord for all costs incurred by Landlord in returning the Leased Premises to the required condition, plus interest, from the date of demand for payment of such costs to the date paid, on all costs incurred at the rate of fifteen percent (15%) per annum (or the maximum rate allowed by law if such rate is less than 15% per annum). Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Leased Premises, including, without limitation, any claims made by any succeeding tenant or losses to Landlord due to lost opportunities to lease to succeeding tenants.
          15.2 Holding Over. Unless earlier terminated in accordance with this Lease or duly extended pursuant to Paragraph 16.10 hereof, this Lease shall terminate without further notice on the Expiration Date. Any holding over by Tenant after termination of the Lease shall not constitute a renewal or extension of the Lease or give Tenant any rights in or to the Leased Premises except as expressly provided in this Lease. Any holding over after such expiration with the consent of Landlord shall be construed to be a tenancy from month to month on the same terms and conditions herein specified insofar as applicable except that Base Monthly Rent shall be increased to an amount equal to two hundred percent (200%) of the Base Monthly Rent required during the last month prior to such termination.

ARTICLE XVI

GENERAL PROVISIONS
          16.1 Financial Information. Tenant shall furnish to Landlord:
          (a) As soon as available and in any event within 45 days after the end of each quarterly accounting period in each fiscal year of Tenant, copies of a consolidated balance sheet of Tenant and its consolidated subsidiaries as of the last day of such quarterly accounting period, and copies of the related consolidated statements of income and of changes in shareholders’ equity and in financial position of Tenant and its consolidated subsidiaries for such quarterly accounting period and for the elapsed portion of the current fiscal year ended with the last day of such quarterly accounting period, all in reasonable detail and with appropriate notes, if any, and stating in comparative form the figures for the corresponding dates and periods in the previous fiscal year, all prepared in accordance with generally accepted accounting practice consistently applied, certified as complete and correct in all material respects by the chief financial officer of Tenant (subject to year-end audit adjustments), and otherwise in form satisfactory to Landlord;
          (b) As soon as available and in any event within 90 days after the end of each fiscal year of Tenant, copies of a consolidated balance sheet of Tenant and its consolidated subsidiaries as of the end of such fiscal year, and copies of the related consolidated statements of income and of changes in shareholders’ equity and in financial position of Tenant and its consolidated subsidiaries for such fiscal year, all in reasonable detail and with appropriate notes, if any, and all prepared in accordance with generally accepted accounting practice consistently applied and stating in comparative form the corresponding figures as of the end of and for the previous fiscal year, and accompanied by an opinion or report thereon, in scope and substance satisfactory to Landlord, by Arthur Young & Company or such other firm of independent certified public accountants of recognized standing in the financial community as may be selected by Tenant and reasonably acceptable to Landlord, and otherwise in a form satisfactory to Landlord;
          (c) Concurrently with each of the financial statements furnished pursuant to subsection (a) or (b) above, a certificate signed by the chief financial officer of Tenant, to the effect that in the opinion of such officer, based upon a review made under his or her supervision, Tenant has performed and observed all of, and is not in default in the performance or observance of any of, its obligations under this Lease (or, if such be not the case, specifying all such defaults and failures, and the nature thereof, of which such officer may have knowledge and the action proposed to be taken in respect thereof);
          (d) Copies of all regular and periodic reports or other reports which Tenant or any subsidiary shall make or be required to file with the Securities and Exchange Commission or any other federal or state regulatory agency or with any municipal or other local body, and such other information relating to the business, affairs and financial condition of Tenant and its subsidiaries as Landlord may from time to time reasonably request.
          16.2 Landlord’s Right To Enter. Tenant shall permit Landlord and its agents to enter the Leased Premises at all reasonable times, upon not less than one (1) business day’s notice, for the purpose of (i) inspecting the same; (ii) posting notices of nonresponsibility; (iii) exhibiting the Leased Premises to prospective purchasers, lenders or tenants; (iv) determining whether Tenant is performing all its obligations hereunder; (v) discharging Tenant’s obligation (including the obligations to repair and maintain the Leased Premises) when Tenant has failed to do so after written notice from Landlord; and/or (vi) placing upon the Leased Premises ordinary “for lease” or “for sale” signs. Landlord shall not use, copy or publish any confidential or proprietary information of Tenant’s obtained by Landlord in any such entry upon the Leased Premises and Landlord shall maintain all such information in confidence.
          16.3 Subordination. This Lease is subject and subordinate to any underlying ground leases, mortgages, charges and deeds of trust which affect the Leased Premises and are of public record as of the Commencement Date, and to all renewals, modifications, consolidations, replacements and extensions thereof. However, if the lessor under any such lease or any Lender holding such mortgage, charge or deed of trust shall advise Landlord that it desires or requires this Lease to be prior and superior thereto, then, upon written request of Landlord to Tenant, Tenant shall promptly execute, acknowledge and deliver any and all documents or instruments which Landlord or such lessor or Lender deems necessary or desirable to make this Lease prior thereto. At Landlord’s election, this Lease shall become and thereafter remain subject and subordinate to any and all future mortgages, charges or deeds of trust affecting the Leased Premises which may hereafter be executed and placed of public record after the Commencement Date, or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, so long as the Lender holding the security instrument to which this Lease is to be subordinated agrees that it will recognize Tenant’s rights under this Lease and not disturb its quiet possession of the Leased Premises so long as Tenant is not in default hereunder. Tenant agrees, within ten (10) business days after Landlord’s written request therefor, to execute, acknowledge and deliver to Landlord any and all documents or instruments requested by Landlord or such Lender as may be reasonably necessary or proper to assure the subordination of this Lease to any such mortgage, charge or deed of trust; provided that such documents and instruments shall not impose upon Tenant obligations other than those set forth in this Lease and further provided that Tenant has received or contemporaneously receives a written document in form and substance reasonably sufficient to evidence such Lender’s agreement to recognize Tenant’s rights as above provided.
          16.4 Tenant’s Attornment. Tenant shall attorn (i) to any purchaser of the Leased Premises at any foreclosure sale or private sale conducted pursuant to any security instrument encumbering the Leased Premises, (ii) to any grantee or transferee designated in any deed given in lieu of foreclosure, or (iii) to the lessor under any underlying ground lease in effect on the date hereof should such ground lease be terminated.
          16.5 Estoppel Certificates. At all times during the Lease term, Tenant agrees, following any request by Landlord (which requests Landlord agrees not to make more frequently than four (4) times in any twelve (12) month period), to promptly execute and deliver to Landlord an estoppel certificate (i) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (ii) stating the date to which the rent and other charges are paid in advance, if any, (iii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or if there are uncured defaults on the part of Landlord, stating the nature of such uncured defaults, and (iv) certifying such other information about the Lease as may be reasonably required by Landlord. Tenant’s failure to deliver an estoppel certificate (or other response to Landlord’s request therefor, if such certificate cannot practicably be given) within ten (10) business days after delivery of Landlord’s request therefor (unless such request was not actually received by Tenant) shall be a conclusive admission by Tenant that, as of the date of the request for such statement, (i) this Lease is unmodified except as may be represented by Landlord in said request and is in full force and effect, (ii) there are no uncured defaults in Landlord’s performance, and (iii) no rent has been paid in advance.
          16.6 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, inclement weather, labor disputes, inability to obtain labor, materials, fuels or reasonable substitutes therefor, governmental restrictions, regulations, controls, action or inaction, civil commotion, fire or other acts of God, and other causes beyond the reasonable control of the party obligated to perform (except financial inability) shall excuse the performance, for a period equal to the period of any said prevention, delay or stoppage, of any obligation hereunder except the obligation of Tenant to pay rent or any other sums due hereunder.
          16.7 Notices. Any notice required or desired to be given regarding this Lease shall be in writing and shall be personally served, or in lieu of personal service may be given by mail. If served by mail, such notice shall be deemed to have been given (i) on the fifth (5th) business day after mailing if such notice was deposited in the United States mail, certified and postage prepaid, addressed to the party to be served at its address first above set forth and (ii) in all other cases when actually received. Either party may change its address by giving notice of same in accordance with this paragraph.
          16.8 Attorneys’ Fees. In the event either party shall bring any action or legal proceeding for an alleged breach of any provision of this Lease, to recover rent, to terminate this Lease or to otherwise enforce, protect or establish any term or covenant of this Lease or right of either party, the prevailing party shall be entitled to recover as a part of such action or proceedings, or in a separate action brought for that purpose, all costs and expenses, including reasonable attorneys’ fees, incurred in such action or proceedings and in any appeal in connection therewith.
          16.9 Corporate Authority. If Tenant is a corporation (or a partnership), each individual executing this Lease on behalf of said corporation (or partnership) represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with the by-laws of said corporation (or partnership in accordance with the partnership agreement of said partnership) and that this Lease is binding upon said corporation (or partnership) in accordance with its terms. If Tenant is a corporation Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of the resolution of the board of directors of said corporation authorizing or ratifying the execution of this Lease. Each individual executing this Lease on behalf of Landlord warrants that he is duly authorized to execute and deliver this Lease on behalf of Landlord in accordance with the partnership agreement of Landlord and that this Lease is binding upon Landlord in accordance with its terms. Landlord shall within thirty (30) days after execution of this Lease, deliver to Tenant a certified copy of a resolution of the board of directors of the general partner of Landlord authorizing or ratifying the execution of this Lease.
          16.10 Option To Extend. Provided there exists no uncured default by Tenant under this Lease, Tenant shall have the option to extend the Lease Term for three (3) successive periods of five (5) years each (each such period is herein referred to as an “Extension Period”). Tenant may exercise its option with respect to the first extension period by written notice to the Landlord given not later than nine (9) months prior to the Expiration Date and with respect to each succeeding Extension Period not later than nine (9) months prior to expiration of the Extension Period then in effect. Each such extension shall be upon all the same terms and conditions specified in this Lease except that Base Monthly Rent shall be adjusted as provided in paragraph 16.11 hereof.
          16.11 CPI Rent Adjustment. Commencing with the first CPI Adjustment Date and thereafter on each successive CPI Adjustment Date the Base Monthly Rent payable pursuant to paragraph 3.1 hereof shall be subject to increase as follows:
          (a) Effective on each CPI Adjustment Date, the Base Monthly Rent shall be the sum of (i) the Base Monthly Rent for the immediately preceding month payable under paragraph 3.1 hereof plus (ii) the product obtained by multiplying such Base Monthly Rent by the percentage increase in the Consumer Price Index measured from the last month for which the Consumer Price Index was published immediately preceding the month ending 5 years prior to such CPI Adjustment Date to the last month for which the Consumer Price Index is published immediately preceding the CPI Adjustment Date in question. Notwithstanding the foregoing, in no event shall the Base Monthly Rent after any CPI Adjustment Date be less than one hundred twenty percent (120%) nor more than one hundred twenty-five percent (125%) of the Base Monthly Rent for the month immediately preceding such CPI Adjustment Date.
          16.12 Brokerage Commissions. Tenant and Landlord each warrants to the other that it has not had any dealings with any real estate brokers or salesmen or incurred any obligations for the payment of real estate brokerage commissions or finder’s fees which would be earned or due and payable by reason of the execution of this Lease.
          16.13 Termination by Exercise of Option. If this Lease is terminated pursuant to its terms by the proper exercise of an option to terminate specifically granted to Landlord or Tenant by this Lease, then this Lease shall terminate fifteen (15) days after the date the option to terminate is properly exercised (unless another date is specified in that part of the Lease creating the option, in which event the date so specified for termination shall prevail), the rent and all other charges due hereunder shall be prorated as of the date of termination, and neither Landlord nor Tenant shall have any further rights or obligations under this Lease except for those that have accrued prior to the date of termination.
          16.14 Guaranty. Tenant’s obligations under this Lease shall be guaranteed by Palco Acquisition Company, a Delaware corporation (“Palco” or the “Guarantor”), pursuant to a Continuing Lease Guaranty (the “Guaranty”) of even date herewith attached as Exhibit C hereto. Tenant shall cause Guarantor to execute and deliver the Guaranty to Landlord on the date hereof. The Guaranty shall remain in full force and effect during the entire Lease Term irrespective of any transfer or assignment of this Lease or any interest of Tenant therein or in the Leased Premises.
          16.15 Memorandum of Lease. On the Commencement Date, Landlord and Tenant shall execute, acknowledge and file for recordation a memorandum of this Lease substantially in the form of Exhibit D attached hereto.
          16.16 Entire Agreement. This Lease, the Exhibits attached to this Lease (which by this reference are incorporated herein), and the Guaranty are the entire agreement between the parties respecting the Leased Premises. Except as otherwise provided in any addendum or amendment to this Lease, Tenant acknowledges that neither Landlord nor Landlord’s agent(s) has made any representation or warranty as to (i) whether the Leased Premises may be used for Tenant’s intended use under existing Law or (ii) the suitability of the Leased Premises for the conduct of Tenant’s business or the condition of any improvements located thereon. Tenant expressly waives all claims for damage by reason of any statement, representation, warranty, promise or other agreement of Landlord or Landlord’s agent(s), if any, not contained in this Lease or in any addendum or amendment hereto. Except as otherwise provided herein, no subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto.
      16.17 Miscellaneous. Should any provision of this Lease prove to be invalid or illegal, such invalidity or illegality shall in no way affect, impair or invalidate any other provision hereof, and such remaining provisions shall remain in full force and effect. Time is of the essence with respect to the performance of every provision of this Lease. The captions used in this Lease are for convenience only and shall not be considered in the construction or interpretation of any provision hereof. Any executed copy of this Lease shall be deemed an original for all purposes. This Lease shall, subject to the provisions as to assignment, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant. This Lease shall be construed and enforced in accordance with the laws of the State of Texas. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against either Landlord or Tenant. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural.
          IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease with the intent to be legally bound thereby, as of the date first above written.

Landlord

NATIONAL WAREHOUSE INVESTMENT COMPANY, a California limited partnership

Witnessed By:
	By	Holman/Shidler Investment Corporation, a Hawaii corporation, general partner

By

Its

Witnessed By:	Tenant

VICTOR EQUIPMENT COMPANY, a Delaware corporation

By

Its

DENTON,
TEXAS
EXHIBIT A
Being all that certain lot, tract, or parcel of land situated in the Eugene Puchalski Survey, Abstract Number 996, in the City and County of Denton, Texas, being a part of that certain “Fifth Tract”, conveyed by deed from William Elliott Smith and wife, Mildred K. Smith, to J. Newton Rayzor, recorded in Volume 418, Page 497, Deed Records of Denton County, Texas, and being more particularly described as follows:
BEGINNING at an iron rod found for corner in the south line of Farm to Market Road Number 1515, a public roadway, and in the west line of Interstate Highway No. 35W, a public roadway, the intersection of said south line of said Farm to Market Road and the centerline of the Gulf Colorado and Santa Fe Railroad Company right-of-way bears South 88 degrees 30 minutes 00 seconds East, 234.86 feet;
THENCE South 59 degrees 51 minutes 41 seconds East, 75.89 feet with said west line of said I-35W to a railroad spike found for corner;
THENCE South 19 degrees 02 minutes 27 seconds East, 310.86 feet with said west line of said I-35W to an iron rod found for corner;
THENCE South 02 degrees 51 minutes 36 seconds West, 146.10 feet with said west line of said I-35W to an iron rod found disturbed and reset for corner in the north line of a spur tract;
THENCE along a curve to the right having a central angle of 48 degrees 24 minutes 54 seconds, a radius of 380.85 feet, an arc length of 321.82 feet, whose chord bears South 66 degrees 31 minutes 32 seconds West, 312.33 feet with said north line of said spur to an iron rod found for corner;
THENCE North 88 degrees 23 minutes 48 seconds West, 1229.97 feet with said north line of said spur tract to an iron rod found for corner in the north line of a proposed extension of said spur tract;
THENCE along the arc of a curve to the left, having a central angle of 25 degrees 19 minutes 34 seconds, a radius of 1019.65 feet, an arc length of 450.71 feet, whose chord bears South 78 degrees 53 minutes 41 seconds West, 447.05 feet with said north line of said extension of said spur tract to an iron rod found for corner at a fence corner;
THENCE North 32 degrees 58 minutes 58 seconds West, 707.16 feet with a fence to an iron rod found for corner in said south line of said Farm to Market Road;
THENCE along the arc of a curve to the right, having a central angle of 38 degrees 54 minutes 50 seconds, a radius of 531.01 feet, an arc length of 360.65 feet, whose chord bears North 72 degrees 02 minutes 42 seconds East, 353.76 feet with said south line of said Farm to Market Road to a wood right-of-way post found for corner;
THENCE South 88 degrees 30 minutes 00 seconds East, 1843.97 feet with said south line of said Farm to Market Road to the PLACE OF BEGINNING and containing 30.1144 acres or 1,311,783.3 square feet of land.

Exhibit B
Base Monthly Rent

Time Period	Monthly Rent Amount
1st 2-1/2 Years	$39,000
2nd 2-1/2 Years	$44,687.50
Next 5 Years	$50,375

EXHIBIT C
CONTINUING LEASE GUARANTY
          THIS GUARANTY, made as of June ___, 1988, by PALCO ACQUISITION COMPANY, (“Guarantor”) for the benefit of NATIONAL WAREHOUSE INVESTMENT COMPANY, a California limited partnership (“Landlord”),
W I T N E S S E T H:
          1. For valuable consideration, receipt of which is acknowledged, and to induce Landlord to enter into that certain Industrial Real Property Lease of even date herewith (the “Lease”) between Landlord, as landlord, and Victor Equipment Company, a Delaware corporation (“Tenant”), as tenant, relating to certain premises commonly known as Airport Road, Denton, Texas, Guarantor hereby absolutely, unconditionally and irrevocably guarantees to Landlord, and agrees fully to pay, perform and discharge, as and when payment, performance and discharge are due, all of the covenants, obligations and liabilities of Tenant under the Lease and all written amendments, modifications, renewals, extensions, supplements, substitutions and replacements of the Lease (the “Guaranteed Obligations”). The obligations of Guarantor under this Guaranty shall be absolute, unconditional and irrevocable and shall continue and remain in full force and effect until all of the Guaranteed Obligations have been fully paid, performed and discharged.
          2. The obligations of Guarantor under this Guaranty shall not be affected, modified or impaired by the occurrence of any of the following events, whether or not with notice to, or the consent of, Guarantor: (a) the waiver, surrender, compromise, settlement, release or termination of any or all of the Guaranteed Obligations; (b) the failure to give notice to Guarantor of the occurrence of an event of default under the Guaranteed Obligations; (c) the extension of the time for the payment, performance or discharge of any or all of the Guaranteed Obligations; (d) the amendment or modification (whether material or otherwise) of the Lease or the Guaranteed Obligations in any respect (provided that, except with Landlord’s consent, no such amendment or modification entered into after Tenant has assigned the Lease to an unaffiliated third party shall be binding on Landlord to the extent Landlord’s obligations hereunder would be increased thereby); (e) any failure, omission, delay or lack on the part of Landlord to enforce, assert or exercise any right, power or remedy conferred on Landlord under the Lease; (f) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshalling of assets

Denton, TX

and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or adjustment of debts, or other similar proceedings affecting Tenant or Guarantor or any of the assets of either of them; (g) the release or discharge by operation of law of Tenant from the payment, performance or discharge of any or all of the Guaranteed Obligations; (h) the release or discharge by operation of law of Guarantor from any or all of the obligations of Guarantor under this Guaranty; (i) the invalidity or unenforceability of any or all of the Guaranteed Obligations; or (j) any assignment of the Lease (except as otherwise provided in paragraph 6 hereof) or any subletting of all or any portion of the leased premises. Guarantor acknowledges that Landlord would not enter into the Lease without this Guaranty and that Landlord is relying on this Guaranty.
          3. The obligations of Guarantor under this Guaranty are independent of the Guaranteed Obligations. Guarantor agrees that Landlord shall have the right to proceed against Guarantor directly and independently of Tenant. A separate action may be brought and prosecuted against Guarantor whether or not an action is brought against Tenant or Tenant is joined in any such action. Guarantor authorizes Landlord and Tenant, without notice to, demand of, or consent from Guarantor and without releasing or affecting Guarantor’s liability under this Guaranty, from time to time to amend, modify, renew, extend, supplement or replace the Lease or the Guaranteed Obligations or otherwise change the terms of the Lease or the Guaranteed Obligations (provided that no such amendment, modification, supplement, extension, replacement or change which is not in writing, or which is entered into, without Landlord’s consent, after Tenant has assigned the Lease to an unaffiliated third party, shall be binding on Guarantor to the extent Guarantor’s obligations hereunder are increased thereby), to take and hold security for the Guaranteed Obligations, and to enforce, waive, surrender, impair, compromise or release any such security or any or all of the Guaranteed Obligations or any person or entity liable for any or all of the Guaranteed Obligations. Guarantor shall be and remain bound under this Guaranty notwithstanding any such act or omission by Tenant or Landlord. Guarantor waives all rights to require Landlord to proceed against Tenant, to proceed against or exhaust any security held by Landlord, or to pursue any other remedy in Landlord’s power. Landlord shall have the right to exercise any right or remedy it may have against Tenant or any security held by Landlord. Guarantor waives all rights, if any, to the benefit of, or to direct the application of, any security held by Landlord. Guarantor waives (a) any defense arising out of any written amendment, modification, renewal, extension or replacement or other change to the Guaranteed

Denton, TX

Obligations, (b) any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or other right or remedy of Guarantor against Tenant or any security held by Landlord, and (c) any defense arising by reason of any disability or other defense of Tenant or by reason of the cessation or reduction from any cause whatsoever of the liability of Tenant other than full payment, performance and discharge of the Guaranteed Obligations. The cessation or reduction of the liability of Tenant for any reason other than full payment, performance and discharge of the Guaranteed Obligations shall not release or affect in any way the liability of Guarantor under this Guaranty.
          4. If Tenant becomes insolvent or is adjudicated bankrupt or files a petition for reorganization, arrangement, composition or similar relief under any present or future provision of the Federal Bankruptcy Code, or any other state or federal insolvency law, or if such a petition is filed against Tenant, or Tenant makes a general assignment for the benefit of creditors, and in any such proceeding any or all of the Guaranteed Obligations are terminated or rejected or any or all of the Guaranteed Obligations are modified or abrogated, Guarantor agrees that Guarantor’s liability hereunder shall not thereby be affected or modified and such liability shall continue in full force and effect as if no such action or proceeding had occurred. This Guaranty shall continue to be effective or be reinstated, as the case may be, if any payment of the Guaranteed Obligations must be returned by Landlord upon the insolvency, bankruptcy or reorganization of Tenant, Guarantor, or otherwise, as though such payment had not been made.
          5. Guarantor assumes the responsibility for being and keeping Guarantor informed of the financial condition of Tenant and of all other circumstances bearing upon the risk of failure to pay, perform or discharge any of the Guaranteed Obligations which diligent inquiry would reveal, and Guarantor agrees that Landlord has no duty to advise Guarantor of information known to Landlord regarding such condition or any such circumstance. Guarantor acknowledges that repeated and successive demands may be made and payments or performance made hereunder in response to such demands as and when, from time to time, Tenant defaults in the payment, performance or discharge of the Guaranteed Obligations. Notwithstanding any such payments and performance hereunder, this Guaranty shall remain in full force and effect and shall apply to any and all subsequent defaults by Tenant. It is not necessary for Landlord to inquire into the capacity, authority or powers of Tenant or the partners, directors, officers, employees or agents acting or purporting to act on behalf of Tenant, and all of

Denton, TX

the Guaranteed Obligations made or created in good faith reliance upon the purported exercise of such powers shall be guaranteed hereunder. Guarantor hereby subordinates all indebtedness of Tenant to Guarantor now or hereafter held by Guarantor to all indebtedness of Tenant to Landlord.
          6. This Guaranty shall terminate prior to the full payment, performance and discharge of all of the Guaranteed Obligations if, but only if, (a) without violating any of the terms and conditions of Section 14.1 of the Lease, all of the Tenant’s rights, title and interests in, to and under the Lease are assigned to, and assumed by, an assignee whose Average Annual Cash Flow (as defined in Exhibit A attached hereto) for the three calendar years prior to the calendar year during which such assignment becomes effective was not less than one hundred ten percent (110%) of the Average Annual Cash Flow of Tenant and Guarantor, determined on a consolidated basis, during the period determined as provided on Exhibit A, and (b) Tenant and/or such assignee shall provide to Landlord reasonably satisfactory evidence that the condition in subparagraph (a) above is satisfied. Upon satisfaction of the foregoing conditions, Landlord shall promptly execute and deliver to Guarantor a document reasonably satisfactory to Guarantor confirming the termination of this Guaranty.
          7. If Tenant and Guarantor fail to pay, perform and discharge, as and when payment, performance and discharge are due, all of the Guaranteed Obligations, Landlord shall have the right, but no obligation, and without releasing Tenant or Guarantor from any of the Guaranteed Obligations, to pay, perform and discharge any or all of the Guaranteed Obligations on behalf of Tenant and Guarantor. Guarantor shall, on demand, pay to Landlord all sums expended by Landlord in the payment, performance and discharge of the Guaranteed Obligations, together with interest on all such sums from the date of expenditure to the date all such sums are paid by Tenant or Guarantor to Landlord at the maximum annual interest rate allowed by law for business loans (not primarily for personal, family or household purposes) not exempt from the usury law on such date of expenditure, or, if there is no such maximum annual interest rate, at the rate of eighteen percent (18%) per annum. Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Guaranty. Guarantor agrees to pay all costs and expenses, including reasonable attorneys’ fees, which are incurred by Landlord in the enforcement of this Guaranty. If any provision of this Guaranty is held to be invalid or unenforceable, the validity or enforceability of the other provisions of this Guaranty shall not be affected. This Guaranty may

Denton, TX

not be amended or modified in any respect except by a written instrument signed by Guarantor and Landlord. As used in this Guaranty, the singular shall include the plural. This Guaranty shall bind and inure to the benefit of Guarantor and Landlord and their respective transferees, personal representatives, heirs, successors and assigns. This Guaranty shall be governed by and construed in accordance with the laws of the State of California. The address of Guarantor is set forth below.
          IN WITNESS WHEREOF, Guarantor has executed this Continuing Lease Guaranty as of the date first hereinabove written.

PALCO ACQUISITION COMPANY, a
Delaware corporation

By

Title

Guarantor’s address:

101 South Hanley
St. Louis, MO 63105
Attn: Mr. Randy Curran

Denton, TX

Exhibit D
Recording Requested By
And When Recorded Mail To:
Csaplar & Bok
655 Montgomery Street
San Francisco, CA 94111
Attn: Lewis A. Burleigh, Esq.
MEMORANDUM OF LEASE
          THIS MEMORANDUM OF LEASE, dated as of June 6, 1988, by and between NATIONAL WAREHOUSE INVESTMENT COMPANY, a California limited partnership whose address is c/o The Shidler Group, Four Embarcadero Center, 31st Floor, San Francisco, CA 94111 (“Landlord”), and VICTOR EQUIPMENT COMPANY, a Delaware corporation whose address is 101 South Hanley, St. Louis, MO 63105, Attn: Mr. Randy Curran (“Tenant”),
W I T N E S S E T H:
          1. That by this Memorandum of Lease, and on the terms and conditions set forth in that certain Lease dated as of June 6, 1988, executed by and between the parties hereto, all of which terms and conditions are hereby made a part hereof as fully and completely as if herein specifically set out in full, Landlord has leased and does hereby lease to Tenant and Tenant has leased and does hereby lease from Landlord the real property described in Exhibit A attached hereto and incorporated herein by this reference.
          2. The Lease shall be for a term commencing on June 6, 1988, and ending July 31, 1993. Tenant has the option to extend the term for three (3) additional periods of five (5) years each in three (3) additional periods of five (5) years each in accordance with the provisions of paragraph 16.10 of said Lease.
          IN WITNESS WHEREOF, this Memorandum of Lease has been executed the day and year first above written.

Landlord

Witnessed By	NATIONAL WAREHOUSE INVESTMENT COMPANY, a California limited partnership

	By	Holman/Shidler Investment Corporation, a Hawaii corporation, its general partner

By

Its

Tenant

Witnessed By:	VICTOR EQUIPMENT COMPANY, a Delaware corporation

By

Its

DENTON,
TEXAS
EXHIBIT A
Being all that certain lot, tract, or parcel of land situated in the Eugene Puchalski Survey, Abstract Number 996, in the City and County of Denton, Texas, being a part of that certain “Fifth Tract”, conveyed by deed from William Elliott Smith and wife, Mildred K. Smith, to J. Newton Rayzor, recorded in Volume 418, Page 497, Deed Records of Denton County, Texas, and being more particularly described as follows:
BEGINNING at an iron rod found for corner in the south line of Farm to Market Road Number 1515, a public roadway, and in the west line of Interstate Highway No. 35W, a public roadway, the intersection of said south line of said Farm to Market Road and the centerline of the Gulf Colorado and Santa Fe Railroad Company right-of-way bears South 88 degrees 30 minutes 00 seconds East, 234.86 feet;
THENCE South 59 degrees 51 minutes 41 seconds East, 75.89 feet with said west line of said I-35W to a railroad spike found for corner;
THENCE South 19 degrees 02 minutes 27 seconds East, 310.86 feet with said west line of said I-35W to an iron rod found for corner;
THENCE South 02 degrees 51 minutes 36 seconds West, 146.10 feet with said west line of said I-35W to an iron rod found disturbed and reset for corner in the north line of a spur tract;
THENCE along a curve to the right having a central angle of 48 degrees 24 minutes 54 seconds, a radius of 380.85 feet, an arc length of 321.82 feet, whose chord bears South 66 degrees 31 minutes 32 seconds West, 312.33 feet with said north line of said spur to an iron rod found for corner;
THENCE North 88 degrees 23 minutes 48 seconds West, 1229.97 feet with said north line of said spur tract to an iron rod found for corner in the north line of a proposed extension of said spur tract;
THENCE along the arc of a curve to the left, having a central angle of 25 degrees 19 minutes 34 seconds, a radius of 1019.65 feet, an arc length of 450.71 feet, whose chord bears South 78 degrees 53 minutes 41 seconds West, 447.05 feet with said north line of said extension of said spur tract to an iron rod found for corner at a fence corner;
THENCE North 32 degrees 58 minutes 58 seconds West, 707.16 feet with a fence to an iron rod found for corner in said south line of said Farm to Market Road;
THENCE along the arc of a curve to the right, having a central angle of 38 degrees 54 minutes 50 seconds, a radius of 531.01 feet, an arc length of 360.65 feet, whose chord bears North 72 degrees 02 minutes 42 seconds East, 353.76 feet with said south line of said Farm to Market Road to a wood right-of-way post found for corner;
THENCE South 88 degrees 30 minutes 00 seconds East, 1843.97 feet with said south line of said Farm to Market Road to the PLACE OF BEGINNING and containing 30.1144 acres or 1,311,783.3 square feet of land.

EXHIBIT I
(Affidavit)
CERTIFICATE OF NON-FOREIGN STATUS
          Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of U.S. real property interest by VICTOR EQUIPMENT COMPANY, a Delaware corporation (“Seller”), the undersigned hereby certifies the following on behalf of Seller:
          1. Seller is not a “foreign person” within the meaning of section 1445(f) (3) of the Internal Revenue Code of 1986, as amended, and the Income Tax Regulations promulgated thereunder;
          2. Seller’s U.S. employer identification number is 94-0955680; and
          3. Seller’s office address is 101 South Hanley Road, St. Louis, MO 63105.
          Seller understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.
          Under penalty of perjury I declare that I have examined this certificate and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Seller.
          Dated: June ___, 1988.

VICTOR EQUIPMENT COMPANY, a Delaware corporation

By

Its

EXHIBIT J
Recording Requested By
and When Recorded Mail To:
Pillsbury, Madison & Sutro
225 Bush Street
Post Office Box 7880
San Francisco, CA 94120
Attn: Glenn Q. Snyder, Esq.
TERMINATION OF OPTION
          FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, VICTOR EQUIPMENT COMPANY, a Delaware corporation, Optionee under that certain Memorandum of Option dated as of June 6, 1988 and recorded in Book ___, Page ___, of the Official Records of Denton County, State of Texas, does hereby terminate the option evidenced by said Memorandum of Option and does hereby remise, release, and forever quitclaim to National Warehouse Investment Company, a California limited partnership, all of the real property described in Exhibit A hereto.
          This Termination of Option is given to relinquish and release any right, title, and interest Optionee may have by virtue of the option evidenced by said Memorandum of Option.
          Executed on                     , 19___.

VICTOR EQUIPMENT COMPANY, a Delaware corporation

By

Its

Denton, TX

DENTON,
TEXAS
EXHIBIT A
Being all that certain lot, tract, or parcel of land situated in the Eugene Puchalski Survey, Abstract Number 996, in the City and County of Denton, Texas, being a part of that certain “Fifth Tract”, conveyed by deed from William Elliott Smith and wife, Mildred K. Smith, to J. Newton Rayzor, recorded in Volume 418, Page 497, Deed Records of Denton County, Texas, and being more particularly described as follows:
BEGINNING at an iron rod found for corner in the south line of Farm to Market Road Number 1515, a public roadway, and in the west line of Interstate Highway No. 35W, a public roadway, the intersection of said south line of said Farm to Market Road and the centerline of the Gulf Colorado and Santa Fe Railroad Company right-of-way bears South 88 degrees 30 minutes 00 seconds East, 234.86 feet;
THENCE South 59 degrees 51 minutes 41 seconds East, 75.89 feet with said west line of said I-35W to a railroad spike found for corner;
THENCE South 19 degrees 02 minutes 27 seconds East, 310.86 feet with said west line of said I-35W to an iron rod found for corner;
THENCE South 02 degrees 51 minutes 36 seconds West, 146.10 feet with said west line of said I-35W to an iron rod found disturbed and reset for corner in the north line of a spur tract;
THENCE along a curve to the right having a central angle of 48 degrees 24 minutes 54 seconds, a radius of 380.85 feet, an arc length of 321.82 feet, whose chord bears South 66 degrees 31 minutes 32 seconds West, 312.33 feet with said north line of said spur to an iron rod found for corner;
THENCE North 88 degrees 23 minutes 48 seconds West, 1229.97 feet with said north line of said spur tract to an iron rod found for corner in the north line of a proposed extension of said spur tract;
THENCE along the arc of a curve to the left, having a central angle of 25 degrees 19 minutes 34 seconds, a radius of 1019.65 feet, an arc length of 450.71 feet, whose chord bears South 78 degrees 53 minutes 41 seconds West, 447.05 feet with said north line of said extension of said spur tract to an iron rod found for corner at a fence corner;
THENCE North 32 degrees 58 minutes 58 seconds West, 707.16 feet with a fence to an iron rod found for corner in said south line of said Farm to Market Road;
THENCE along the arc of a curve to the right, having a central angle of 38 degrees 54 minutes 50 seconds, a radius of 531.01 feet, an arc length of 360.65 feet, whose chord bears North 72 degrees 02 minutes 42 seconds East, 353.76 feet with said south line of said Farm to Market Road to a wood right-of-way post found for corner;
THENCE South 88 degrees 30 minutes 00 seconds East, 1843.97 feet with said south line of said Farm to Market Road to the PLACE OF BEGINNING and containing 30.1144 acres or 1,311,783.3 square feet of land.

EXHIBIT K
PROMISSORY NOTE

$3,268,785	June 6, 1988
San Francisco, California
          FOR VALUE RECEIVED, NATIONAL WAREHOUSE INVESTMENT COMPANY, a California limited partnership (“Maker”), with offices at 733 Bishop Street, Honolulu, Hawaii, promises to pay to VICTOR EQUIPMENT COMPANY, a Delaware corporation (“Payee”), the principal sum of three million two hundred sixty-eight thousand seven hundred eighty-five dollars ($3,268,785) in lawful money of the United States of America, together with interest on the unpaid balance hereof at a rate of fourteen and thirty-two hundredths percent (14.32%) per annum. On August 8, 1988, the entire amount of principal outstanding shall be due and payable in full together with all unpaid accrued interest.
          This Note has been made and given pursuant to the provisions of that certain Real Property Purchase and Sale Agreement between National Warehouse Investment Company, a California limited partnership, as buyer, and Payee, as seller dated as of June 3, 1988 (the “Purchase Agreement”), the buyer’s rights and obligations under which have been assigned to Maker, and this Note is subject to the terms of the Purchase Agreement. Payments of principal and interest shall be made to Payee in accordance with the terms of the Purchase Agreement.
          This Note may be prepaid without penalty.
          This Note may be cancelled in accordance with section 3(c) of the Omnibus Agreement (as defined in the Purchase Agreement), and is subject to reduction for credits due Buyer (as defined in the Purchase Agreement), under the Purchase Agreement.
          In the event Maker fails to pay any amount as and when due hereunder, Payee shall be entitled to receive from Maker all costs of collection, including reasonable attorneys’ fees.
Denton, TX

          This Note shall be governed by and construed in accordance with the laws of the State of California.

NATIONAL WAREHOUSE INVESTMENT COMPANY, a California limited partnership

By	HOLMAN/SHIDLER INVESTMENT CORPORATION, a Hawaii corporation, General Partner

By

Its

Denton, TX

EXHIBIT L
Recording Requested By
and When Recorded Mail To:
Csaplar & Bok
655 Montgomery Street
San Francisco, CA 94111
Attn: Lewis A. Burleigh, Esq.
MEMORANDUM OF OPTION
          This Memorandum of Option is executed in connection with that certain Real Property Purchase and Sale Agreement (the “Agreement”), dated as of June 3, 1988, between National Warehouse Investment Company, a California limited partnership (“Optionor”), and Victor Equipment Company, a Delaware corporation (“Optionee”) relating to the real property described in Exhibit A hereto (the “Property”).
          Optionor hereby grants to Optionee the exclusive right to purchase the Property on the terms and conditions set forth in the Agreement. This Option shall terminate on the terms set forth in the Agreement; however, in no event shall the term of this Option extend beyond September 15, 1988.
          Dated as of                     , 1988.

NATIONAL WAREHOUSE INVESTMENT COMPANY, a California limited partnership

By	Holman/Shidler Investment Corporation, a Hawaii corporation, its general partner

By

Its

DENTON,
TEXAS
EXHIBIT A
Being all that certain lot, tract, or parcel of land situated in the Eugene Puchalski Survey, Abstract Number 996, in the City and County of Denton, Texas, being a part of that certain “Fifth Tract”, conveyed by deed from William Elliott Smith and wife, Mildred K. Smith, to J. Newton Rayzor, recorded in Volume 418, Page 497, Deed Records of Denton County, Texas, and being more particularly described as follows:
BEGINNING at an iron rod found for corner in the south line of Farm to Market Road Number 1515, a public roadway, and in the west line of Interstate Highway No. 35W, a public roadway, the intersection of said south line of said Farm to Market Road and the centerline of the Gulf Colorado and Santa Fe Railroad Company right-of-way bears South 88 degrees 30 minutes 00 seconds East, 234.86 feet;
THENCE South 59 degrees 51 minutes 41 seconds East, 75.89 feet with said west line of said I-35W to a railroad spike found for corner;
THENCE South 19 degrees 02 minutes 27 seconds East, 310.86 feet with said west line of said I-35W to an iron rod found for corner;
THENCE South 02 degrees 51 minutes 36 seconds West, 146.10 feet with said west line of said I-35W to an iron rod found disturbed and reset for corner in the north line of a spur tract;
THENCE along a curve to the right having a central angle of 48 degrees 24 minutes 54 seconds, a radius of 380.85 feet, an arc length of 321.82 feet, whose chord bears South 66 degrees 31 minutes 32 seconds West, 312.33 feet with said north line of said spur to an iron rod found for corner;
THENCE North 88 degrees 23 minutes 48 seconds West, 1229.97 feet with said north line of said spur tract to an iron rod found for corner in the north line of a proposed extension of said spur tract;
THENCE along the arc of a curve to the left, having a central angle of 25 degrees 19 minutes 34 seconds, a radius of 1019.65 feet, an arc length of 450.71 feet, whose chord bears South 78 degrees 53 minutes 41 seconds West, 447.05 feet with said north line of said extension of said spur tract to an iron rod found for corner at a fence corner;
THENCE North 32 degrees 58 minutes 58 seconds West, 707.16 feet with a fence to an iron rod found for corner in said south line of said Farm to Market Road;
THENCE along the arc of a curve to the right, having a central angle of 38 degrees 54 minutes 50 seconds, a radius of 531.01 feet, an arc length of 360.65 feet, whose chord bears North 72 degrees 02 minutes 42 seconds East, 353.76 feet with said south line of said Farm to Market Road to a wood right-of-way post found for corner;
THENCE South 88 degrees 30 minutes 00 seconds East, 1843.97 feet with said south line of said Farm to Market Road to the PLACE OF BEGINNING and containing 30.1144 acres or 1,311,783.3 square feet of land.

EXHIBIT M
Recording Requested by:
When Recorded Return to:
Csaplar & Bok
655 Montgomery Street
San Francisco, CA 94111
Attn: Lewis A. Burleigh, Esq.
LIMITED WARRANTY DEED
          STATE OF Texas, COUNTY OF Denton.
          THIS INDENTURE, made as of this 6th day of June in the year one thousand nine hundred eighty-eight, between NATIONAL WAREHOUSE INVESTMENT COMPANY, a limited partnership, duly organized and existing under the laws of the State of California, as party or parties of the first part, hereinafter called Grantor, and VICTOR EQUIPMENT COMPANY, a Delaware corporation, as party or parties of the second part, hereinafter called Grantee (the words “Grantor” and “Grantee” to include their respective heirs, successors and assigns where the context requires or permits),
          WITNESSETH: Grantor, for and in consideration of the sum of ten dollars ($10) and other good and valuable consideration in hand paid at and before the sealing and delivery of these presents, the receipt whereof is hereby acknowledged, has granted, bargained, sold, aliened, conveyed and confirmed, and by these presents does grant, bargain, sell, alien, convey and confirm unto the said Grantee,
          SEE EXHIBIT A ATTACHED HERETO AND INCORPORATED HEREIN BY THIS REFERENCE.
          TO HAVE AND TO HOLD the said tract or parcel of land, with all and singular the rights, members and appurtenances thereof, to the same being, belonging or in anywise appertaining, to the only proper use, benefit and behoof of the said Grantee forever in FEE SIMPLE.
          AND Grantor hereby covenants with said Grantee that Grantor is lawfully seized of said land in fee simple; that Grantor has good right and lawful authority to sell and convey said land; that Grantor hereby fully warrants the title to said land and will defend the same against the lawful claims of all persons claiming by, through or under Grantor; and that said land is free of all encumbrances, except for the following matters: taxes and assessments for the current year, all rights-of-way, easements and servitudes for roads, streets, drainage facilities, pipelines, electrical transmission lines, telephone lines and other similar servitudes on, under or above the property of record or which may physically exist, and all other matters of record.
          IN WITNESS WHEREOF, Grantor has executed this deed as of the day and year above written.

NATIONAL WAREHOUSE INVESTMENT COMPANY, a California limited partnership

Signed, sealed and delivered in presence of:	By	Holman/Shidler Investment Corporation, a Hawaii corporation, its general partner

By

Unofficial Witness
Its

ATTEST:
Unofficial Witness

DENTON,
TEXAS
EXHIBIT A
Being all that certain lot, tract, or parcel of land situated in the Eugene Puchalski Survey, Abstract Number 996, in the City and County of Denton, Texas, being a part of that certain “Fifth Tract”, conveyed by deed from William Elliott Smith and wife, Mildred K. Smith, to J. Newton Rayzor, recorded in Volume 418, Page 497, Deed Records of Denton County, Texas, and being more particularly described as follows:
BEGINNING at an iron rod found for corner in the south line of Farm to Market Road Number 1515, a public roadway, and in the west line of Interstate Highway No. 35W, a public roadway, the intersection of said south line of said Farm to Market Road and the centerline of the Gulf Colorado and Santa Fe Railroad Company right-of-way bears South 88 degrees 30 minutes 00 seconds East, 234.86 feet;
THENCE South 59 degrees 51 minutes 41 seconds East, 75.89 feet with said west line of said I-35W to a railroad spike found for corner;
THENCE South 19 degrees 02 minutes 27 seconds East, 310.86 feet with said west line of said I-35W to an iron rod found for corner;
THENCE South 02 degrees 51 minutes 36 seconds West, 146.10 feet with said west line of said I-35W to an iron rod found disturbed and reset for corner in the north line of a spur tract;
THENCE along a curve to the right having a central angle of 48 degrees 24 minutes 54 seconds, a radius of 380.85 feet, an arc length of 321.82 feet, whose chord bears South 66 degrees 31 minutes 32 seconds West, 312.33 feet with said north line of said spur to an iron rod found for corner;
THENCE North 88 degrees 23 minutes 48 seconds West, 1229.97 feet with said north line of said spur tract to an iron rod found for corner in the north line of a proposed extension of said spur tract;
THENCE along the arc of a curve to the left, having a central angle of 25 degrees 19 minutes 34 seconds, a radius of 1019.65 feet, an arc length of 450.71 feet, whose chord bears South 78 degrees 53 minutes 41 seconds West, 447.05 feet with said north line of said extension of said spur tract to an iron rod found for corner at a fence corner;
THENCE North 32 degrees 58 minutes 58 seconds West, 707.16 feet with a fence to an iron rod found for corner in said south line of said Farm to Market Road;
THENCE along the arc of a curve to the right, having a central angle of 38 degrees 54 minutes 50 seconds, a radius of 531.01 feet, an arc length of 360.65 feet, whose chord bears North 72 degrees 02 minutes 42 seconds East, 353.76 feet with said south line of said Farm to Market Road to a wood right-of-way post found for corner;
THENCE South 88 degrees 30 minutes 00 seconds East, 1843.97 feet with said south line of said Farm to Market Road to the PLACE OF BEGINNING and containing 30.1144 acres or 1,311,783.3 square feet of land.